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                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                                                    EXHIBIT 23.4

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our reports dated April 11, 1997 and February 16, 1996 relating to the financial statements of Dae-Julie, Inc., and our report dated February 21, 1995 relating to the financial statements of Candyland Candies, Inc., which appear in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.

                                          /s/ Wolf, Grieco & Co.

Chicago, Illinois
November 10, 1998